Exhibit 10.53

VORNADO REALTY TRUST

AMENDMENT NO. 2 TO VORNADO REALTY TRUST 2002 OMNIBUS SHARE PLAN

1.  Purpose Of Amendment.

The Vornado Realty Trust 2002 Omnibus Share Plan, as previously amended effective March 17, 2006 (the “Plan”) is hereby amended pursuant to Section 16 thereof to replace Section 15 (as such Sections were renumbered pursuant to Amendment No. 1 to the Plan) thereof, in its entirety, with the following:

“15.  Adjustment of and Changes in Shares.  In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee or the Board of Trustees, respectively, shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards; provided, however, that no such substitution or adjustment shall be required if the Committee or the Board of Trustees determines that such action could cause an award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Internal Revenue Code (“Section 409A) or otherwise could subject a Participant to the additional tax impose under Section 409A in respect of an outstanding award; and further provided that no Participant shall have the right to require the Committee or the Board of Trustees to make any adjustment or substitution under this Section 14 or have any claim or right whatsoever against the Trust or any of its subsidiaries or affiliates or any of their respective trustees, directors, officer or employees in respect of any action taken or not taken under this Section 15.”

2.  No Shareholder Approval Required

Pursuant to Section 16 of the Plan, no shareholder approval of this amendment is required.

3.  No Other Changes

Except as expressly provided herein, there are no other amendments or modifications to the Plan other than all references to the Plan in the Plan or otherwise will mean 2002 Omnibus Share Plan as modified by Amendment No. 1 and Amendment No. 2 there to (and as may hereafter be amended or modified from time to time in accordance with the terms thereof).  The Plan continues in full force and effect as so modified

4.  Effective Date

This amendment is effective as of May 18, 2006, the date on which it was approved by the Board of Trustees.